SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934, as amended.


Filed by the registrant  |X|

Filed by a party other than the registrant  |_|

Check the appropriate box:  |_|

         Preliminary proxy statement  |_|

         Definitive proxy statement  |X|

         Definitive additional materials  |_|

         Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12  |_|

                             1-800-FLOWERS.COM, Inc.
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                (Name of Registrant as Specified in Its Charter)

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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:


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         (2) Aggregate number of securities to which transactions applies:


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         (3)      Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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         (4) Proposed maximum aggregate value of transaction:


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         (5) Total fee paid:


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o Fee paid previously with preliminary materials:


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|_|      Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:


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         (2) Form, Schedule or Registration Statement No.:


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         (3) Filing Party:

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         (4) Date Filed:

                             1-800-FLOWERS.COM, INC.

                               1600 Stewart Avenue
                            Westbury, New York 11590


                    Notice of Annual Meeting of Stockholders

                                December 10, 2004


     The Annual Meeting of Stockholders (the "Annual Meeting") of 1-800-FLOWERS.COM, Inc. (the "Company") will be held at 395 North Service Road, Melville, NY 11747, Lower Level Media Center (the "Meeting Place"), on Friday, December 10, 2004 at 9:00 a.m. eastern standard time or any adjournment thereof for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

                  (1) To elect three Directors to serve until the 2007 Annual Meeting or until their respective successors shall have been duly elected and qualified;

                  (2) To ratify the selection of Ernst & Young LLP, independent public accountants, as auditors of the Company for the fiscal year ending July 3, 2005; and

                  (3) To transact such other matters as may properly come before the Annual Meeting.

     Only stockholders of record at the close of business on October 8, 2004 will be entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at the Meeting Place.

     All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, your proxy vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                             By Order of the Board of Directors
                                             /s/ Gerard M. Gallagher
                                                 Gerard M. Gallagher
                                                 Corporate Secretary

Westbury, New York
November 1, 2004


                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY

                             1-800-FLOWERS.COM, INC.


                                 PROXY STATEMENT

                                November 1, 2004

This   Proxy   Statement   is   furnished   to   stockholders   of   record   of
1-800-FLOWERS.COM, Inc. (the "Company") as of October 8, 2004 (the "Record Date") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at 395 North Service Road, Melville, NY 11747, Lower Level Media Center (the "Meeting Place"), on Friday, December 10, 2004 at 9:00 a.m. eastern standard time or any adjournment thereof.

Shares cannot be voted at the Annual Meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted "FOR" the election of the named nominees as Directors of the Company, and "FOR" the ratification of Ernst & Young LLP, independent public accountants, as auditors of the Company for the fiscal year ending July 3, 2005, and will be voted in accordance with the discretion of the persons appointed as proxies with respect to other matters which may properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to the exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the Annual Meeting may withdraw his or her proxy and vote in person. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

The  Annual  Report  of the  Company  (which  does not form a part of the  proxy
solicitation   materials)  is  being   distributed   concurrently   herewith  to
stockholders.

The mailing  address of the  principal  executive  office of the Company is 1600
Stewart Avenue, Westbury, New York 11590. The approximate date this Proxy Statement and the accompanying form of proxy are being mailed to the stockholders of the Company is November 1, 2004.

                                VOTING SECURITIES

The Company has two classes of voting securities issued and outstanding, its Class A common stock, par value $0.01 per share (the "Class A Common Stock"), and its Class B common stock, par value $0.01 per share (the "Class B Common Stock", and with the Class A Common Stock, the "Common Stock"), which generally vote together as a single class on all matters presented to the stockholders for their vote or approval. At the Annual Meeting, each stockholder of record at the close of business on October 8, 2004 of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock owned on that date as to each matter presented at the Annual Meeting and each stockholder of record at the close of business on October 8, 2004 of Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock owned on that date as to each matter presented at the Annual Meeting. On October 8, 2004, 29,129,574 shares of Class A Common Stock and 36,864,465 shares of Class B Common Stock were outstanding. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at the Meeting Place.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting "FOR" the election of the nominees named below as Class II Directors of the Company to serve until the 2007 Annual Meeting or until their successors are duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors does not currently anticipate that any of the nominees will be unable to be a candidate for election.

Pursuant to the Company's Third Amended and Restated Certificate of Incorporation, the Board of Directors has been divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms or until their respective successors are duly elected and qualified. The Board of Directors currently consists of eight members, three of whom are Class II Directors and each of whose terms expire at the Annual Meeting. Each of such Class II Directors is a nominee for election. The Class II Directors are Messrs. Conefry and Elmore and Ms. Quinlan, each of whose terms expire at the 2004 Annual Meeting. The Class III Directors are Messrs. McCann, McCann and Minetti, whose terms expire at the 2005 Annual Meeting. The Class I Directors are Messrs. Walker and O'Connor, each of whose terms expire at the 2006 Annual Meeting. At each Annual Meeting, the successors to the Directors whose terms have expired are elected to serve from the time of their election and qualification until the third Annual Meeting following the election or until a successor has been duly elected and qualified. The Company's Third Amended and Restated Certificate of Incorporation authorizes the removal of Directors under certain circumstances.

The affirmative vote of a plurality of the Company's outstanding Common Stock present in person or by proxy at the Annual Meeting is required to elect the nominees for Directors.

Information Regarding Nominees for Election as Directors (Class II Directors)

The following information with respect to the principal occupation or employment, other affiliations and business experience of each of the three nominees during the last five years has been furnished to the Company by such nominee.

John J. Conefry, Jr., age 60, has been a Director of the Company since October 2002. Mr. Conefry is Vice Chairman of the Board of Directors of Astoria Financial Corporation and its wholly-owned subsidiary Astoria Federal Savings. He formerly served as the Chairman of the Board and CEO of Long Island Bancorp and The Long Island Savings Bank from September 1993 until September 1998. Prior thereto, Mr. Conefry was a Senior Vice President of Merrill Lynch, Pierce, Fenner & Smith, Inc., where he served in various capacities, including, Chief Financial Officer. Mr. Conefry was a partner in the public accounting firm of Deloitte & Touche, LLP (formerly, Deloitte Haskins & Sells). Mr. Conefry serves as a member of the Board of Trustees at Hofstra University, and on the boards of St. Vincent's Services, and Wheel Chair Charities, Inc., among others.

Leonard J. Elmore, age 52, has been a Director of the Company since October 2002. Mr. Elmore is currently Senior Counsel with the law firm of LeBoeuf, Lamb, Greene & MacRae, LLP in its New York City headquarters. Prior to his appointment with LeBoeuf Lamb, Mr. Elmore served as the President of Test University, a leading provider of Internet delivered learning solutions for pre-college students.

Mary Lou Quinlan, age 51, has been a Director of the Company since May 2002. Ms. Quinlan is the founder and Chief Executive Officer of Just Ask A Woman, a strategic consultancy dedicated to marketing with women, since its inception in 1999. Prior to that, Ms. Quinlan served as President and Chief Executive Officer of N.W. Ayer & Partners, a U.S. advertising firm, from 1994 through 1999, and in executive positions at Avon Products and DDB Needham Worldwide. In 1995 the Advertising Women of New York named Ms. Quinlan the Advertising Woman of the Year, and in 1997 New York Women in Communications recognized her with the Matrix Award. Ms. Quinlan also serves on the Board of Directors for her alma mater, Saint Joseph's University in Philadelphia, and The Advertising Council.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MESSRS. CONEFRY AND ELMORE AND MS. QUINLAN AS CLASS II DIRECTORS TO SERVE IN SUCH CAPACITY UNTIL THE 2007 ANNUAL MEETING.

Information Regarding Directors Who Are Not Nominees for Election at this Annual Meeting

The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of each Director who is not a nominee for election at this Annual Meeting has been furnished to the Company by such Director.

James F. McCann, age 53, has served as the Company's Chairman of the Board and Chief Executive Officer since inception. Mr. McCann has been in the floral industry since 1976 when he opened his retail chain of flower shops in the New York metropolitan area. Mr. McCann is a member of the board of directors of Boyd's Bears, GTECH and Willis Holdings Corp. as well as the boards of Hofstra University and Winthrop-University Hospital. James F. McCann is the brother of Christopher G. McCann, a Director and the President of the Company.

Christopher G. McCann, age 43, has been the Company's President since September 2000 and prior to that was the Company's Senior Vice President. Mr. McCann has been a Director of the Company since inception. Mr. McCann serves on the board of directors of Neoware, Inc. and is a member of the Board of Trustees of Marist College. Christopher G. McCann is the brother of James F. McCann, the Company's Chairman of the Board and Chief Executive Officer.

T. Guy Minetti, age 53, has been a Director of the Company since December 1993 and became the Company's Vice Chairman in September 2000. Mr. Minetti serves on the board of directors of Misonix, Inc., a medical device and industrial product company. In March 1989, Mr. Minetti founded Bayberry Advisors, an investment banking firm, and, prior thereto, Mr. Minetti was a Managing Director at Kidder, Peabody & Company.

Jeffrey C. Walker, age 49, has been a Director of the Company since February 1995. Mr. Walker has been Managing Partner of JPMorgan Partners, the private equity group of J.P. Morgan Chase & Co., since 1988, and a General Partner thereof since 1984. He is also a Vice Chairman of J.P. Morgan Chase & Co. Mr. Walker is a director of Axis Insurance and Doane PetCare, as well as, several other private companies.

Kevin J. O'Connor, age 43, has been a Director of the Company since July 1999. Mr. O'Connor co-founded DoubleClick, Inc., a marketing technology company, and has served as the Chairman of the Board of Directors since its inception in January 1996. From December 1995 until January 1996, Mr. O'Connor served as Chief Executive Officer of Internet Advertising Network, an Internet advertising company, which he founded. From September 1994 to December 1995, Mr. O'Connor served as director of Research for Digital Communications Associates, a data communications company (now Attachmate Corporation), and from April 1992 to September 1994, as its Chief Technical Officer and Vice President, Research.

Committees of the Board

Each of our directors, other than Messrs. McCann, McCann and Minetti, qualifies as an "independent director" as defined under the published listing requirements of The NASDAQ Stock Market. The NASDAQ independence definition includes a series of objective tests. For example, an independent director may not be employed by us and may not engage in certain types of business dealings with the Company. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by the Company with regard to each director's business and personal activities as they may relate to the Company and Company's management. In addition, as required by NASDAQ rules, the Board determined that the members of the Audit Committee each qualify as "independent" under special standards established by NASDAQ and the U.S. Securities and Exchange Commission (the "Commission") for members of audit committees.

The Audit Committee of the Board of Directors reports to the Board regarding the appointment of the Company's independent public accountants, the scope and results of its annual audits, compliance with accounting and financial policies and management's procedures and policies relative to the adequacy of internal accounting controls. The Company's Board of Directors adopted a written charter for the Audit Committee in January 2000 and amended in August 2003 which outlines the responsibilities of the Audit Committee. A current copy of the charter of the Audit Committee is available on our website located at www.1800flowers.com under the Investor Relations section of the website. The current members of the Audit Committee are Messrs. Conefry (Chairman) and O'Connor, and Ms. Quinlan who are all independent Directors of the Company as that term is defined by the rules and regulations of the National Association of Securities Dealers (the "NASD").

Each member of the Audit Committee is "financially literate" as required by NASDAQ rules. The Audit Committee also includes at least one member, John J. Conefry, Jr. who was determined by the Board to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules and to meet the qualifications of "financial sophistication" in accordance with NASDAQ rules. Stockholders should understand that these designations related to our Audit Committee members' experience and understanding with respect to certain accounting and auditing matters do not impose upon any of them any duties, obligations or liabilities that are greater that those generally imposed on a member of the Audit Committee or of the Board.

     The Compensation Committee of the Board of Directors reviews and makes recommendations to the Board regarding the Company's compensation policies and all forms of compensation to be provided to the Company's Section 16 Executive Officers ("executive officers") and Directors. The Compensation Committee approves the compensation for the Company's executive officers and administers the Company's 2003 Long Term Incentive and Share Award Plan under which option grants, stock appreciation rights, restricted awards and performance awards may be made to Directors, officers, employees of, and consultants to, the Company and its subsidiaries. In addition, the Compensation Committee administers the
Section 16 Executive Officers Bonus Plan under which annual bonus compensation may be awarded. The Board of Directors has authorized a secondary committee of the Compensation Committee (the "Secondary Committee"), which consists of Mr. James F. McCann, to also review Awards for all of the Company's employees, other than its executive officers. The Company's Board of Directors adopted a written charter for the Compensation Committee in June 2003 which outlines the responsibilities of the Compensation Committee. A current copy of the charter of the Compensation Committee is available on our website located at www.1800flowers.com under the Investor Relations section of the website. The current members of the Compensation Committee are Mr. Walker (Chairman), Mr. Conefry and Ms. Quinlan, who are all independent Directors of the Company as that term is defined by the rules and regulations of the NASD.

The Nominating and Corporate Governance Committee identifies and evaluates individuals qualified to become Board members and recommends to the Board director nominees for election and re-election, develops and recommends to the Board the corporate governance guidelines applicable to the Company and to review and reassess the adequacy of corporate governance guidelines and practices. The Company Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee in June 2003, which outlines the responsibilities of the Committee. A current copy of the charter of the Nominating and Corporate Governance Committee is available on our website located at www.1800flowers.com under the Investor Relations section of the website. The current members of the Nominating and Corporate Governance Committee are Messrs. Elmore (Chairman), O'Connor and Conefry who are all independent Directors of the Company as that term is defined by the rules and regulations of the NASD.

Compensation Committee Interlocks and Insider Participation

No interlocking relationships exist between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee was an officer or employee of the Company at any time during Fiscal 2004.

Attendance at Board and Committee Meetings

During Fiscal 2004, the Board of Directors held five (5) meetings and acted by unanimous written consent on three (3) occasions. During Fiscal 2004, each Director attended at least 75% of the meetings of the Board of Directors.

The Audit Committee held six (6) meetings during Fiscal 2004 and did not act by unanimous written consent. The Compensation Committee, including its Secondary Committee, held six (6) meetings in Fiscal 2004 and acted by unanimous written consent on two (2) occasions. The Nominating and Corporate Governance Committee held three (3) meetings in Fiscal 2004 and did not act by unanimous written consent. In addition, each of the Directors except Ms. Quinlan attended at least 75% of all meetings of each Committee of our Board on which such Director serves. Ms. Quinlan, who sits on the Board of Directors as well as two
(2) committees of the Board attended 72% of the meetings. Due to a previously matter outside the country, Ms. Quinlan was unavailable to attend a Board meeting and a Committee meeting that were both held on December 2, 2003. Had Ms. Quinlan been able to attend the December 2, 2003 meetings she would have attended 83% of total Committee and Board meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and Directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the Nasdaq Stock Market. Officers, directors, and greater than 10% stockholders are required by Commission regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely on a review of the copies of such reports furnished to us, we believe that, since the Company's initial public offering, all Section 16(a) filing requirements applicable to our officers, Directors and greater than 10% stockholders have been satisfied.

Compensation of Directors

Cash Compensation. In order to provide some cash compensation to non-employee Board members for all the time and effort that Board members expend on attending Board meetings, reviewing materials furnished by the Company, and otherwise rendering services to the Company as Directors, non-employee Board members receive: (a) an annual retainer in the amount of $12,500 payable on the date of the Company's Annual Meeting, (b) $2,500 per personal attendance at a Board of Directors Meeting or $1,000 per Board Meeting if attended telephonically, (c) $2,500 for personal attendance at a Compensation Committee, Audit Committee Meeting or Nominating and Corporate Governance Committee (excluding committee meetings held on the same day as scheduled meetings of the Board of Directors) and reimbursement for reasonable travel and lodging expenses associated with attendance at any meeting.

In addition, the Chairperson of the Company's Audit Committee receives $10,000 per year and the Chairpersons of the other committees of the Board of Directors receive $5,000 per year for their respective services. The fees to the respective Chairpersons are payable on the date of the Company's Annual Meeting.

Other Compensation. In addition to the cash compensation set forth above, each of the non-employee Board members receive a grant of 10,000 stock options or, in lieu thereof, the equivalent number of restricted shares based upon a 4 to 1 ratio between options and restricted shares; which grant shall occur on the date of the Annual Meeting.

Compensation information on James F. McCann and Christopher G. McCann, who are Directors, as well as executive officers of the Company, is contained under the section titled "Executive Compensation and Other Information."

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


                  The following individuals were serving as executive officers of the Company and certain of its subsidiaries on October 8, 2004:

Name                                Age    Position with the Company
----                                ---    -------------------------

James F. McCann ...........  53  Chairman of the Board and
                                 Chief Executive Officer
Christopher G. McCann......  43  Director and President
T. Guy Minetti.............  53  Director and Vice Chairman
Peter G. Rice..............  59  President of The Plow & Hearth, Inc.
William E. Shea............  45  Senior Vice President of Finance and
                                 Administration, Treasurer,  Chief Financial
                                 Officer
Gerard M. Gallagher........  51  Senior Vice President, General Counsel,
                                 Corporate Secretary
Thomas G. Hartnett.........  41  Senior Vice President of Retail and Fulfillment
Monica L. Woo .............  46  Senior Vice President of Marketing
Vincent J. McVeigh.........  44  Senior Vice President
Enzo J. Micali.............  45  Senior Vice President of Information Technology

Information Concerning Executive Officers Who Are Not Directors

Peter G. Rice, President of The Plow & Hearth, Inc., was co-founder of The Plow & Hearth, Inc. and served as its President and Chairman of the Board since its inception in November 1980. Mr. Rice was founder of Blue Ridge Mountain Sports, a chain of retail backpacking/outdoor stores, and co-founder of Phoenix
Products, a manufacturer of kayaks. He is a member of the Catalog Council Operating Committee of the Direct Marketing Association and a past director of the New England Mail Order Association and of the U.S. Senate Productivity and Quality Award Board for Virginia.

William E. Shea has been our Senior Vice President of Finance and Administration and Chief Financial Officer since September 2000. Before holding his current position, Mr. Shea was our Vice President of Finance and Corporate Controller after joining us in April 1996. From 1980 until joining us, Mr. Shea was a certified public accountant with Ernst & Young LLP.

Gerard M.  Gallagher  has been our Senior Vice  President,  General  Counsel and
Corporate Secretary since August 1999 and has been providing legal services to the Company since its inception. Mr. Gallagher is the founder and a managing partner in the law firm Gallagher, Walker, Bianco and Plastaras, based in Mineola, New York, specializing in corporate, litigation and intellectual property matters since 1993. Mr. Gallagher is duly admitted to practice before the New York State Courts and the United States District Courts of both the Eastern District and Southern District of New York.

Thomas G. Hartnett has been our Senior Vice President of Retail and Fulfillment since September 2000. Before holding this position, Mr. Hartnett held various positions within the Company since joining the Company in 1991, including Controller, Director of Store Operations, Vice President of Retail Operations and, most recently, as Vice President of Strategic Development.

Monica L. Woo has been our Senior Vice President of Marketing, since January 2004. Prior to joining the Company, Ms. Woo had founded a successful consulting practice focusing on growth strategies for such multi-national clients as Deutsche Bank, Northwest Airlines and Campbell's Soup. Prior to that, Ms. Woo was the President of Bacardi Global Brands, Inc., of Bacardi Limited. Before holding this position, Ms. Woo had assumed a number of senior executive positions in the financial services and consumer packaged goods sectors, including the Global Marketing Director of Citibank On-line and the Citibank Private Bank, and the Sr. Vice President, European Marketing Director of Diageo PLC.

Vincent J. McVeigh has been our Senior Vice President since October 2000. Before holding his current position with Corporate Partnerships, Mr. McVeigh held various positions within the Company since joining the Company in 1991, including Bloomnet Manager, Director of Call Center Operations and, most recently, as Vice President of Merchandising.

Enzo J. Micali has been our Senior Vice President of Information Technology and Chief Technology Officer since December 2000. Prior to joining the Company, Mr. Micali served as Chief Technology Officer for InsLogic. Prior to joining InsLogic, Mr. Micali spent 12 years in various technology management positions with J.P. Morgan Chase & Co., formerly Chase Manhattan Bank.

Summary Compensation Table

The following table sets forth the annual and long-term compensation paid by the Company during Fiscal 2004 and the fiscal years ended June 29, 2003 and June 30, 2002 ("Fiscal 2003" and "Fiscal 2002") to the Company's Chief Executive Officer and the four highest compensated other executive officers of the Company whose total compensation during Fiscal 2004 exceeded $100,000 (collectively, the "Named Executive Officers"):

                                                                                         Long-Term
                                                       Annual Compensation               Compensation
                                                 -------------------------------------  ---------------- --------------
                                                                                          Securities
                                                                         Other Annual     Underlying        All Other
                                    Fiscal        Salary      Bonus      Compensation      Options         Compensation
Name and Principal Position          Year         ($)         ($)        ($)(1)           (#)(2)              ($)
---------------------------         ------       ---------- -----------  -------------  ---------------- --------------
                                    2004         $  975,000       -                              -
James F. McCann...................  2003         $1,210,000       -                          400,000
Chief Executive Officer             2002         $1,100,000   $80,000                        300,000



                                    2004         $  465,850       -                              -
Christopher G. McCann.............  2003         $  423,500       -                          538,300
President                           2002         $  385,000   $46,000                        300,000



                                    2004         $310,000         -                              -
Gerard M. Gallagher...............  2003         $290,000         -                          120,400
Senior Vice President, General      2002         $275,000     $33,000                        138,000
Counsel, Secretary (3)



                                    2004         $250,000         -                              -
Peter G. Rice.....................  2003         $249,000         -                           49,600
President of The Plow & Hearth,     2002         $238,000     $34,000                         40,400
Inc.


                                    2004         $240,000     $49,500                            -
Enzo J. Micali....................  2003         $226,700     $17,000                         52,300
Senior Vice President, Chief        2002         $218,000     $34,329                         24,400
Technology Officer



---------------------------

(1) Other compensation in the form of perquisites and other personal benefits has been omitted as the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus for the executive officer for such year.
(2) The Company did not grant any stock appreciation rights or make any long-term incentive plan payments to any Named Executive Officers in Fiscal 2004, Fiscal 2003 or Fiscal 2002.
(3) The compensation listed in the summary compensation table for Mr. Gallagher for Fiscal 2004, Fiscal 2003 and Fiscal 2002 was paid by the Company to the law firm of Gallagher, Walker, Bianco and Plastaras. More information regarding Mr. Gallagher's affiliation with Gallagher, Walker, Bianco and Plastaras may be found under the section titled "Related Party Transactions".

Option Grants in Last Fiscal Year

There were no stock option grants or stock appreciation rights given to the Named Executive Officers during Fiscal 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

The following table sets forth the number of options exercised during Fiscal 2004 and the number and value of unexercised options held by each of the Named Executive Officers at June 27, 2004.

                               Shares     Value      Number of Securities Underlying    Value of Unexercised In-The-
                             Acquired on   Realized   Unexercised Options at Fiscal      Money Options at Fiscal Year
                             Exercise (#)   ($)(1)            Year-End (#)                       End ($)(2)
                             ------------ ---------- --------------------------------- -------------------------------
Name                                                    Exercisable   Unexercisable      Exercisable     Unexercisable
----                                                 --------------- ----------------- ---------------- --------------
James F. McCann..........        -             -         184,000          596,000               -            $796,000
Christopher G. McCann....     50,000       $402,500    1,024,595          941,980          $3,597,459      $2,099,286
Gerard M. Gallagher......      7,000        $66,617      255,140          267,160            $639,056        $536,881
Peter G. Rice............      5,788        $38,769      185,142          144,520            $583,282        $414,791
Enzo J. Micali...........     17,160       $120,450        9,760          101,260               -            $275,367

(1) Amounts calculated by subtracting the exercise price of the options from the market value of the underlying Class A Common Stock using the closing selling price as reported on the Nasdaq National Market on the date of exercise of these options.
(2) Amounts calculated by subtracting the exercise price of the options from the market value of the underlying Class A Common Stock using the closing selling price of $8.55 as reported on the Nasdaq National Market for the last trading day of Fiscal 2004.

Employment Agreements

Mr. James F. McCann's employment agreement became effective as of July 1, 1999. The agreement provides for a five year term, and on each anniversary of the agreement, the term is extended for one additional year. Mr. McCann is eligible to participate in the Company's stock incentive plans, other bonus or benefits plans, and is entitled to health and life insurance coverage for himself and his dependents. The agreement provides for an annual base salary with provisions allowing for annual increases. Mr. McCann's annual salary for Fiscal 2004 was $975,000. Upon termination without good cause or resignation for good reason, including a change of control, Mr. McCann is entitled to severance pay in the amount of $2,500,000, plus the base salary otherwise payable to him for the balance of the then current employment term and any base salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the termination date, and health and life insurance coverage for himself and his dependents for the balance of the then current employment term. Upon termination due to death, or for good cause or a voluntary resignation, Mr. McCann is not entitled to any compensation from the Company, except for the payment of any base salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the date of termination. The Compensation Committee has recommended that Mr. McCann receive, and Mr. McCann has accepted, a base salary of $975,000 for Fiscal 2005 in order to enable the Company to comply with Section 162(m) of the IRS Code of 1986 ("Section 162(m)") as amended, which was enacted into law in 1993.

Mr. Christopher G. McCann's employment agreement became effective as of July 1, 1999. The agreement provides for a five year term, and on each anniversary of the agreement, the term is extended for one additional year. Mr. McCann is eligible to participate in the Company's stock incentive plans, other bonus or benefits plans, and is entitled to health and life insurance coverage for himself and his dependents. The agreement provides for an annual base salary with provisions allowing for annual increases. Mr. McCann's annual salary for Fiscal 2004 was $465,850. Upon termination without good cause or resignation for good reason, including a change of control, Mr. McCann is entitled to severance pay in the amount of $500,000, plus the base salary otherwise payable to him for the balance of the then current employment term and any base salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the termination date, and health and life insurance coverage for himself and his dependents for the balance of the then current employment term. Upon termination due to death, or for good cause, or a voluntary resignation, Mr. McCann is not entitled to any compensation from the Company, except for the payment of any base salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the date of such termination.

Mr. Peter G. Rice's employment agreement with The Plow & Hearth, Inc. became effective as of April 3, 1998 and has been automatically renewed through April 3, 2005. The agreement contains automatic one-year renewals unless prior notice of termination is given. Mr. Rice's annual salary for Fiscal 2004 was $250,000 and he was eligible to participate in the Company's stock incentive plans. Upon termination without cause, Mr. Rice is entitled to an amount equal to his salary through the end of the term of the agreement, any amounts earned, accrued or owing but not yet paid as of the date of the termination and other benefits, if any, as are payable to or for the benefit of Mr. Rice as of the date of his termination until the end of the term of the agreement.

Under their employment agreements, Messrs. James F. McCann and Christopher G. McCann are each restricted from participating in a competitive floral products business for a period of one year after a voluntary resignation or termination for good cause. Mr. Rice has agreed not to compete with the Company or solicit its clients or employees during his term of employment and for two years immediately following his termination. Each of these executives is also bound by confidentiality provisions, which prohibit the executive from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.


                          COMPENSATION COMMITTEE REPORT

 The  Compensation  Committee  advises   the  Board  of  Directors  on   issues
concerning the Company's compensation philosophy, the compensation of executive officers and other individuals compensated by the Company, and sets the compensation for the executive officers. The Compensation Committee is responsible for the administration of the Company's 2003 Long Term Incentive and Share Award Plan under which stock options, share appreciation rights, restricted shares, restricted share units, performance shares, performance units, divided equivalents, and other share-based awards ("Awards") may be made to Directors, consultants, executive officers and employees of the Company and its subsidiaries. In addition, the Compensation Committee administers the
Section 16 Executive Officers Bonus Plan under which annual bonus compensation may be awarded. The Board of Directors has authorized a Secondary Committee of the Compensation Committee to also review Awards for all of the Company's employees other than its executive officers.

The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

General Compensation Policy. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's philosophy that a portion of each executive officer's compensation should be contingent upon the Company's performance, as well as, upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer should be comprised of two elements: (i) base salary and bonus which reflects experience and individual and Company performance and is designed to be competitive with salary levels in the industry (the bonus component for certain executive officers are tied solely to Company performance), and (ii) long-term incentive Awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

Factors. The principal factors which the Compensation Committee considers in reviewing the components of each executive officer's compensation package are summarized below. The Compensation Committee may, however, in its discretion apply other factors with respect to executive compensation for future years.

     o Base Salary.  The  suggested  base salary for each  executive  officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and outside the industry and internal base salary comparability considerations. The weight given to each of these factors shall differ from individual to individual as the Compensation Committee deems appropriate and subject to any applicable employment agreements.

     o Bonus. The bonus in Fiscal 2004 for Messrs. McCann, McCann, Minetti, Gallagher, Shea, and Ms. Woo was determined solely by the Company's financial performance. For Fiscal 2005, it is anticipated that their bonus will be based upon a combination of primarily the Company's financial performance, as well as, their individual performances. With regard to other executive officers, consideration is also given to performance of the specific areas of the Company under the executive officer's direct control and to such executive officers own level of performance. This balance supports the accomplishment of the Company's overall financial objectives and rewards the individual contributions of our executive officers.

     o Long-Term Incentive Compensation. Long-term incentives are provided through grants of Awards, which in Fiscal 2004 was in the form of stock options. In the near future, it is anticipated that long term incentives will be provided through a combination of grants of stock options and/or restricted stock. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company.

Each stock option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share over a specified period of time. Each option generally becomes exercisable in installments over a fixed period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

Each restricted share grant allows the individual to acquire shares of the Company's Common Stock over a specified period of time without payment. As in the case of the option grant, the restricted share grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period.

The grant of an Award is set at a level intended to create a meaningful incentive based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the applicable term of the Award and the individual's personal performance in recent periods. The Compensation Committee also intends to consider the number of Awards held by the executive officer in order to maintain an appropriate level of incentive for that individual. However, the Compensation Committee may use its discretion in granting Awards to the Company's executive officers.


CEO Compensation. In July 1999, the Board of Directors approved the Employment Agreement between the Company and James F. McCann, its Chairman of the Board and Chief Executive Officer, which established his initial base annual salary and eligibility to participate in the Company's stock incentive plans and other bonus or benefits plans, and which is discussed in further detail under "Employment Agreements". The Board determined it to be in the best interests of the Company to enter into the Employment Agreement with Mr. McCann as of such date and believes that the agreement with Mr. McCann and the compensation paid thereunder for Fiscal 2004 was fair and reasonable. In determining the total compensation for Mr. McCann, and that such compensation was fair and reasonable in Fiscal 2004, a number of factors were taken into account. These factors included: the key role Mr. McCann has performed with the Company from its inception; the benefit to the Company in assuring the retention of his services; the performance of the Company during Fiscal 2004; the competitive market conditions for executive compensation; and the objective evaluation of Mr. McCann's performance of his duties as Chairman of the Board and Chief Executive Officer.

Compliance with Internal Revenue Code Section 162(m). As a result of Section 162(m) of the Internal Revenue Code of 1986 ("Section 162(m)"), as amended, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers, which is not considered to be performance based. Compensation which qualifies as performance-based compensation will not have to be taken into account for purposes of this limitation. The 2003 Long Term Incentive and Share Award Plan and the Section 16 Executive Officers Bonus Plan contain certain provisions which are intended to ensure that any compensation deemed paid in connection with the granting of Awards or bonus compensation will qualify as performance-based compensation.

The Compensation Committee does not expect that the non-performance based compensation to be paid to any of the Company's executive officers for Fiscal 2004 will be subject to the deduction limitations of Section 162(m). The Compensation Committee has recommended that Mr. McCann receive, and Mr. McCann has accepted, a base salary of $975,000 for Fiscal 2005 in order to enable the Company to comply with Section 162(m). Further, in accordance with issued Treasury Regulations relating to the $1 million limitation, the Committee may in the future determine to restructure one or more components of the compensation paid to the executive officers so as to qualify those components as performance-based compensation that will not be subject to the $1 million limitation.

THE COMPENSATION COMMITTEE

Jeffrey C. Walker, Chairman
Mary Lou Quinlan
John J. Conefry, Jr

                             Audit Committee Report



September 3, 2003


To the Board of Directors
of 1-800-flowers.com, Inc. (the "Company"):

     We, the members of the Audit Committee, assist the Board of Directors in its oversight of the Company's financial accounting, reporting and controls. We also evaluate the performance and independence of the Company's independent registered public accounting firm. We operate under a written charter that both the Board and we have approved. A current copy of the Audit Committee charter can be found on the Company's website located at www.1800flowers.com under the Investor Relations section of the website. We would like to remind our stockholders that, although the Board has determined that each of us meets NASDAQ's regulatory requirements for financial literacy and that John J. Conefry, Jr., is an "audit committee financial expert," and is financially sophisticated under NASDAQ requirements, we are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

     The Company management is responsible for the preparation, presentation and integrity of the Company's financial statements, including setting the accounting and financial reporting principles and designing the Company's system of internal controls over financial reporting. The Company's independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on the consolidated financial statements. We oversee the processes.

     We reviewed and discussed the audited financial statements for the fiscal year ended June 27, 2004 with management and the independent registered public accounting firm. We also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 61, Communications with Audit Committees, as amended. We received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed such independence with Ernst & Young.

     Based on the reports, discussions and review described in this report, and subject to the limitations on our role and responsibilities referred to in this report and in the charter, we recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2004. We also selected Ernst & Young LLP as our independent registered public accounting firm for fiscal 2005.



Audit Committee
John J. Conefry, Jr., Chairman
Kevin J. O'Connor
Mary Lou Quinlan

 Stock Performance Graph

The following graph compares the percentage change in the cumulative total stockholder return on the Company's common stock during the period from the Company's initial public offering on August 3, 1999, through June 27, 2004, with the cumulative total returns of the Russell 2000 and Nasdaq Non-Financial indices. The comparison assumes $100 was invested on the close of business of August 3, 1999 in each of the foregoing indices, and assumes dividends, if any were reinvested.


           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC



                                           Cumulative Total Return

                            ------------------------------------------------
                           8/3/99    6/00    6/01     6/02      6/03     6/04

1-800-FLOWERS.COM, INC.    100.00   28.18   81.59    61.36     46.13    44.75
RUSSELL 2000               100.00  119.83  120.51   110.15    108.34   144.49
NASDAQ NON-FINANCIAL       100.00  159.92   81.50    52.00     58.71    78.25


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of the Company's Class A Common Stock and Class B Common Stock, as of October 8, 2004, for (i) each person known by the Company to beneficially own more than 5% of each class; (ii) each Director; (iii) each Named Executive Officer; and (iv) all of the Company's executive officers and Directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Unless otherwise indicated, the address for those listed below is c/o 1-800-FLOWERS.COM, Inc., 1600 Stewart Avenue, Westbury, New York 11590. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such persons that are exercisable within 60 days of October 8, 2004, but excludes shares of common stock underlying options held by any other person. Percentage of beneficial ownership is based on 29,129,574 shares of Class A Common Stock and 36,864,465 shares of Class B Common Stock outstanding as of October 8, 2004.

                                                 Shares                       % of Shares
                                              Beneficially Owned            Beneficially Owned
                                              -------------------          --------------------

Name and Address of Beneficial               A Shares         B Shares       A Shares     B Shares
------------------------------               --------         ---------       ---------    --------
Owner**
-------
James F. McCann(1).....................       204,000         35,920,905        0.7%         97.4%
Christopher G. McCann(2)...............       883,542          3,152,763        2.9%          8.5%
T. Guy Minetti(3)......................       464,480                -          1.6%            -
Peter G. Rice (4)......................       225,992                -          0.8%            -
Gerard M. Gallagher(5).................       301,430              5,000        1.0%            -
Jeffrey C. Walker(6)...................      3,604,711               -         12.4%            -
John J. Conefry, Jr. (7) ..............         15,000               -          0.1%            -
Kevin J. O'Connor(8)...................        113,500               -          0.4%            -

                                       14

Leonard J. Elmore (9) .................         15,000               -          0.1%            -
Mary Lou Quinlan (10) .................         21,000               -          0.1%            -
Enzo J. Micali (11)                             34,260               -          0.1%            -
J.P. Morgan Partners (SBIC), LLC (12)..      3,604,711               -         12.4%            -
All directors and executive officers as a    6,364,175        37,075,120       20.0%         99.7%
   group (15 persons)(13)..................


-----------

-        Indicates less than 0.1%.
** Unless otherwise specified, the address of the beneficial owner is c/o 1-800-FLOWERS.COM, Inc., 1600 Stewart Avenue, Westbury, NY 11590.

(1) Includes (a) 204,000 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2004 through the exercise of stock options, (b) 5,875,000 shares of Class B Common Stock held by limited partnerships, of which Mr. McCann is a limited partner and does not exercise control and of which he disclaims beneficial ownership,
         (c) 58,548 shares of Class B Common Stock held by The McCann Charitable Foundation, Inc., of which Mr. McCann is a Director and the President; and (d) 2,700,000 shares of Class B Common Stock held by two Grantor Retained Annuity Trusts of which Mr. McCann is the Trustee.

(2) Includes (a) 883,542 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2004 through the exercise of stock options, (b) 2,000,000 shares of Class B Common Stock held by a limited partnership, of which Mr. McCann is a general partner and exercises control, (c) 243,575 shares of Class B Common Stock that may be acquired within 60 days of October 8, 2004 through the exercise of stock options, and (d) 58,548 shares of Class B Common Stock held by The McCann Charitable Foundation, Inc., of which Mr. McCann is a Director and Treasurer.

(3) Includes 464,480 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2004 through the exercise of stock options.

(4) Includes (a) 1,005 shares of Class A Common Stock held by Mr. Rice's wife, of which he disclaims beneficial ownership, (b) 217,652 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2004 through the exercise of stock options, and (c) 6,835 shares of Class A Common Stock, held by Mr. Rice's wife, that may be acquired within 60 days of October 8, 2004 through the exercise of stock options, of which he disclaims beneficial ownership. Mr. Rice's address is c/o The Plow & Hearth, Inc., State Road 230 West, Madison, VA 22727.

(5) Includes (a) 288,080 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2004 through the exercise of stock options, and (b) 5,000 shares of Class B Common Stock that may be acquired within 60 days of October 8, 2004 through the exercise of stock options.

(6) The general partner of J.P. Morgan Partners (SBIC), LLC is J.P. Morgan Partners (BHCA), L.P. Mr. Walker disclaims beneficial ownership of all shares owned by J.P. Morgan Partners (SBIC), LLC. Mr. Walker's address is c/o J.P. Morgan Partners (SBIC), LLC, 1221 Avenue of the Americas, 39th Floor, New York, New York 10020. Includes 40,000 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2004 through the exercise of stock options.

(7) Includes 15,000 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2004 through the exercise of stock options. Mr. Conefry's address is c/o Astoria Federal Savings, One Astoria Federal Plaza, Lake Success, New York 11042

(8) Includes 50,000 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2004 through the exercise of stock options. Mr. O'Connor's address is c/o DoubleClick, Inc., 41 Madison Ave., 32nd Floor, New York, New York, 10010.


(9) Includes 15,000 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2004 through the exercise of stock options. Mr. Elmore's address is c/o LeBoeuf, Lamb, Greene & MacRae, LLP, 125 West 55th Street, New York, New York 10019-5389.

(10) Includes 20,000 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2004 through the exercise of stock options. Ms. Quinlan's address is c/o Just Ask A Woman, 670 Broadway Suite 301,New York, NY 10012

(11) Includes 34,260 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2004 through the exercise of stock options.

(12) The address of J.P. Morgan Partners (SBIC), LLC is 1221 Avenue of the Americas, 39th Floor, New York, New York 10020.

(13) Includes (a) 2,711,709 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2004 through the exercise of stock options, and (b) 283,575 shares of Class B Common Stock issuable upon the exercise of currently exercisable stock options and options which vest within 60 days.



RELATED PARTY TRANSACTIONS

Certain Business Relationships with Directors and officers

In Fiscal 2004 the Company and its subsidiaries paid $379,407 to Abacus, a wholly owned subsidiary of DoubleClick, Inc. for marketing and advertising services. Kevin J. O'Connor, one of the Company's Directors, serves as Chairman of the Board of DoubleClick, Inc.

The Company pays Gallagher, Walker, Bianco and Plastaras, a law firm in which our Senior Vice President and General Counsel, Gerard M. Gallagher, is a partner, a fee for Mr. Gallagher's services to the Company. The Company, with the approval of the Board, also pays Gallagher, Walker fees for services rendered by other members of the firm on the Company's behalf. The fees paid in Fiscal 2004 by the Company to the firm for services provided by Mr. Gallagher are set forth under the section titled "Summary Compensation Table," and for legal services provided by other members of the firm in the sum of $351,472, inclusive of disbursements; which fees the Company believes are fair and reasonable.

The Company maintains life insurance for each of its executive officers, except Mr. Gallagher, in the amount of $50,000 and also maintains a directors' and officers' insurance policy.

General

The Company has a policy providing that all material transactions between it and its officers, Directors and other affiliates must be on fair terms and be approved by either a majority of the disinterested members of the Board or the stockholders.

                                   PROPOSAL 2

                              INDEPENDENT AUDITORS

Upon the recommendation of the Audit Committee, the Board of Directors appointed Ernst & Young LLP ("E&Y"), independent public accountants and auditors of the Company since 1993, as auditors of the Company to serve for the year ending July 3, 2005 (the "Fiscal 2005"), subject to the ratification of such appointment by the stockholders at the Annual Meeting.

                                   AUDIT FEES

The aggregate fees for professional services rendered for (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the fiscal year ended June 27, 2004 ("Fiscal 2004"), and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Report on Form 10-Q were approximately $219,500 and were $171,000 for Fiscal 2003.

                               AUDIT RELATED FEES

In Fiscal 2004, the aggregate fees for audit related services amount to $68,000 and consist of audit and assurance services related to the Company's benefit plan and separate financial statements for its franchise operations and were $66,000 for Fiscal 2003.

                                    TAX FEES

In Fiscal 2004, the aggregate fees for tax services amount to $34,540 and consist of professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning were $90,000 for Fiscal 2003.

                                 ALL OTHER FEES

Consists of other fees not reported in the above categories. In Fiscal 2004 the fees were $22,036 for services rendered in connection with Sarbanes-Oxley Act of 2002 and were $0 for Fiscal 2003.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

E&Y did not render professional services relating to financial information systems design and implementation for Fiscal 2004 and Fiscal 2003.

The affirmative vote of a plurality of the Company's outstanding Common Stock present in person or by proxy is required to ratify the appointment of the auditors. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the ratification of E&Y to serve as the Company's auditors for Fiscal 2005. A representative of E&Y will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2005.
                                  OTHER MATTERS

Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in their discretion on such matters.

Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. Costs of the solicitation will be borne by the Company.

                              STOCKHOLDER PROPOSALS

In accordance with regulations issued by the Securities and Exchange Commission by certified mail-return receipt requested, stockholder proposals intended for presentation at the 2005 Annual Meeting of Stockholders must be delivered to the Secretary of the Company at the principal executive office of the Company by

July 1, 2005 if such proposals are to be considered for inclusion in the Company's Proxy Statement for the 2005 Annual Meeting of Stockholders. If a stockholder desires to bring business before the 2005 Annual Meeting which is not the subject of a proposal timely submitted for inclusion in the Proxy Statement, written notice of such business must be received by September 14, 2005.



                           ANNUAL REPORT ON FORM 10-K

The Company will provide without charge to each beneficial holder of its Common Stock on the Record Date who did not receive a copy of the Company's Annual Report for the fiscal year ended June 27, 2004, on the written request of such person, a copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Any such request should be made in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement.

                                           By Order of the Board of Directors
                                           /s/ James F. McCann
                                               James F. McCann
                                               Chairman of the Board
                                               and Chief Executive Officer

Westbury, New York
November 1, 2004

                                 (Form of Proxy)
                             1-800-FLOWERS.COM, INC.
          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - December 10, 2004
       (This Proxy is solicited by the Board of Directors of the Company)


The undersigned stockholder of 1-800-FLOWERS.COM, Inc. hereby appoints James F. McCann, Chairman of the Board and Chief Executive Officer, and Gerard M. Gallagher, Senior Vice President, General Counsel, or any one of them, with full power of substitution in each, as proxies to vote the shares of stock, in accordance with the undersigned's specifications, which the undersigned could vote if personally present at the Annual Meeting of Stockholders of 1-800-FLOWERS.COM, Inc. to be held at 395 North Service Road, Melville, NY 11747, Lower Level Media Center (the "Meeting Place"), on Friday, December 10, 2004 at 9:00 a.m. eastern standard time or any adjournment thereof.

1. ELECTION OF DIRECTORS (for terms as described in the Proxy Statement)

   FOR all nominees below                     WITHHOLD AUTHORITY
   |_| (except as marked to the contrary)     |_| to vote for all nominees below

   John J. Conefry, Jr., Leonard J. Elmore and Mary Lou Quinlan

   INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided below.


--------------------------------------------------------------------------------


2. RATIFICATION OF INDEPENDENT AUDITORS

   FOR                    AGAINST                   ABSTAIN WITH RESPECT TO
    |_|                      |_|                                       |_|

   proposal to ratify the selection of Ernst & Young LLP, independent public accountants, as auditors of the Company for the fiscal year ending July 3, 2005 as described in the Proxy Statement.



   UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS, "FOR" RATIFICATION OF ERNST & YOUNG, LLP, INDEPENDENT PUBLIC ACCOUNTANTS AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JULY 3, 2005, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS WHICH PROPERLY COME BEFORE THE ANNUAL MEETING.

   All of the proposals set forth are proposals of the Company. None of the proposals is related to or conditioned upon approval of any other proposal.

Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.

                                        ---------------------------------------
                                        Signature(s) of Stockholder


Dated:____________________